Consulting Agreement

This consulting agreement (the "Agreement") is entered into as of the 4th day of November, 2004, by and among GammaCan Ltd., a company incorporated under the laws of the State of Israel, with its principal office at 11 Ben Gurion St., Givat Shmuel (the "Company"), and the PBD Ltd. of 20 Ha'etzel Street, Kiryat Ono, Israel 55280 (the "Consultant").

Whereas,          the  Company  is  engaged,   inter  alia,  in  the  research
                  and   development   of  intravenous immunoglobulin; and

Whereas, Consultant, a company under the control of Ms. Vered Caplan, a major shareholder of the parent company of the Company, is a company engaged in the provision of advisory services as provided herein; and

Whereas, the Company desires to retain certain services from Consultant, and Consultant desires to provide such services to Company;

Now, therefore, in consideration of their respective undertakings herein contained, and other consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Term; Termination. This Agreement shall commence on the date hereof and shall continue until the Services (as defined below) will be fully provided to the Company (the "Consulting Term"). However, Company may terminate this Agreement immediately without an advance notice and without derogating from any other remedy to which Company may be entitled in the event of: (i) the willful malfeasance or gross negligence in the performance of Consultant's obligations under this Agreement; (ii) the commission by Consultant of a felony or other criminal conduct involving fraud, dishonesty, theft or misappropriation, or (iii) the material breach of any applicable duty of loyalty to Company or unauthorized use or disclosure, misappropriation, destruction or diversion of any material tangible or intangible asset or corporate opportunity of Company, or other material tortuous or unlawful conduct which is injurious to Company or an affiliate thereof.

2.    The Services.

      2.1. Beginning on October 15, 2004 (the "Commencement Date"), Consultant is engaged by Company to provide Company with certain advisory services as set forth in Exhibit A hereto (the "Services").

      2.2. The Services shall be provided by Consultant only through Ms. Vered Caplan (the "Individual"). Individual shall devote the required working time, know-how, energy, expertise, talent, experience and best efforts in order to provide the Services hereunder. Consultant confirms that the Individual is available to provide such required services, and Consultant agrees that should it wish to employ Individual for other business or professional activities, this will require the prior written agreements of the parties hereto.

      2.3. Consultant shall utilize the highest professional skill, diligence, ethics and care to ensure that all Services are performed to the full satisfaction of Company and to provide the expertise required in connection with such Services. Consultant shall furnish Company with such reports concerning Consultant's activities as set forth in Exhibit A and Company may request from time to time.

3.    Compensation and Reimbursement

      3.1. Company shall pay Consultant, as full compensation for the provision of all Services hereunder, a total amount of $50,000 (the "Fee"). The Fee will be payable against a valid invoice furnished by Consultant to Company. The Company shall add V.A.T. to all Fee payments, as required under applicable law, against receipt of an invoice. 50% of the Fee (totaling $25,000) will be payable to Consultant on the date hereof. 25% of the Fee (totaling $12,500) will be payable to Consultant after 45 days from the date hereof and the remaining 25% of the Fee (totaling $12,500) will be payable to Consultant upon submitting the Company with the final written report summarizing the Services, in a form acceptable to the Company.

      3.2. The Company shall reimburse Consultant for out of pocket expenses incurred in connection with the performance of its duties under this Agreement, only if the same has been approved in advance and in writing by the Company. As a condition to reimbursement, Consultant shall provide Company with all invoices, receipts and other evidence of expenditure as may be reasonably required by Company from time to time.

      3.3. The Fee constitutes the full and final consideration for the Services, and Consultant shall not be entitled to any additional consideration, of any form, for the Services. Consultant alone shall be responsible for any and all payments to the Individual, and otherwise in connection with the engagement of the Individual or the provision of any services by the Individual to the Company, specifically including any payments which may be due in the context of the employment of Individual, including any withholding taxes, national insurance payments, social security payments, and the like. By signing at the end of this Agreement, the Individual acknowledges and agrees that as a service provider to Company she is not entitled to receive from Company any social benefits (including without limitation, paid vacation days, paid sick leave, severance payments, pension funds, etc.), and that Consultant alone is solely responsible and liable to pay her salary and any additional social benefits to which he may be entitled under any applicable law.

4.    Confidentiality; Non-Compete

      By executing this Agreement, Consultant confirms and agrees to the provisions of Company's Proprietary Information, Confidentiality and Non-Competition Agreement attached in Exhibit B hereto (an "NDA"). Additionally and without derogating from the generality of the aforesaid, each employee or agent of Consultant who may be involved in the provision of the Services shall also be required to sign such an NDA, and Consultant shall be responsible for full compliance of each such employee or agent with all the terms of the NDA.

5.    Independent Contractor.

      5.1. Consultant agrees and acknowledges that it is performing the Services hereunder as an independent contractor and that no employer-employee relationship exists or will exist between Consultant and Company.

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

      5.2. Consultant (by signing at the end of this Agreement) hereby fully and irrevocably represent, warrant and undertake as follows:

            5.2.1. Consultant was offered by Company the option to be employed by Company in consideration of a monthly salary, with the related social benefits, but Consultant declined and demanded from Company that no employer-employee relations be established between himself and Company, at his own initiative and free will and based on Individual's considerations.

            5.2.2. The Consulting Fee is the sole and exclusive consideration, which Company shall be required to pay for all services rendered to it.

            5.2.3. Consultant is stopped from making any claim regarding the existence of employer-employee relations between Consultant and the Company.

            5.2.4. If, despite the parties' express representations and agreements hereunder, it shall, at any time, be determined by a court of competent jurisdiction or by any other governmental authority, that employer-employee relations exist between the Company and Consultant, and as a result of such decision Consultant shall become entitled to any rights and/or payments resulting from the existence of such relations, and/or the Company shall be required to bear any additional expenses or costs (specifically including any taxes or obligatory payments to the tax authorities, the National Insurance authorities, etc.), the parties agree and undertake that the "salary" to which Consulting is entitled for his services as employee of Company hereunder shall be equal to 60% (sixty percent) of the Consulting Fee, and Consultant undertakes in such event to immediately repay and return to Company any amounts received hereunder in excess of said 60% (sixty percent) throughout the entire term of the Agreement. Consultant further undertakes to indemnify Company for any loss, payment, expense or damage caused to the Company as a result of such decision. The Company shall be entitled to set off any payment or grant of securities to which Consultant may become entitled under such decision from any payment or grant of securities due to Consultant under this Agreement (including the forfeiture, repurchase for par value, conversion into deferred stock and the like actions).

6. Representations by Consultant. Consultant represents and warrants to Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof (i) will not constitute a default under or conflict with any agreement or other instrument to which he is a party or by which he is bound; (ii) will not result in a breach of any confidentiality undertaking to any third party, and (iii) do not require the consent of any person or entity.

7. Miscellaneous. This Agreement constitutes the entire understanding between the parties with respect to the matters referred to herein. This Agreement shall be governed by the laws of the State of Israel, excluding its conflict of law rules, and the courts of Tel-Aviv-Jaffa shall have exclusive jurisdiction over the parties. This Agreement may not be assigned by Consultant. This Agreement may not be amended or modified, except by the written consent of both parties hereto. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof. Headings to Sections herein are for the convenience of the parties only, and are not intended to be or to affect the meaning or interpretation of this Agreement. In the event that any covenant, condition or other provision contained in this Agreement is held to be invalid, void or illegal by any court of competent jurisdiction, the same shall be deemed severable from the remainder thereof, and shall in no way affect, impair or invalidate any other covenant, condition or other provision therein contained. All notices required to be delivered under this Agreement shall be effective only if in writing and shall be deemed given when received by the party to whom notice is required to be given and shall be delivered personally, by registered mail, by fax or by means of electronic communication.

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

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

/s/ DAN J. GELVAN                                    /s/ VERED CAPLAN
---------------------------                          ---------------------------
GammaCan  Ltd.                                       Consultant

I, the undersigned, Vered Caplan, hereby represent, warrant, and undertake that I fully agree to all the provisions of the above Agreement, and in particular - to the provisions of Exhibit B thereto, all - as if made and undertaken by myself.

Signed on November 4, 2004

/s/ VERED CAPLAN
------------------
    Vered Caplan

                                   Exhibit A
                                  The Services

Summary of pre-clinical data and collection of historical research data

Establish relevant database including the preclinical results generated in the past by ARP Biomed Ltd.

Oncologists survey for cancer indication

Establish contact and in-depth interviews with oncologist to establish the optimal clinical path for the development of IVIg as an anti-cancer drug.

Preparation of clinical trial

Outline protocol for clinical trials as decided in collaboration with the oncologists.

Survey of complementary technologies

Define a strategy for in-licensing of complementary IVIg technologies, including manufacturing techniques and additional uses for IVIg.

Survey of potential IVIg collaborators

Coordinate and execute a survey of the IVIg market, market sizes, competitors, and potential collaborators. This work may involve use of specialized market researches as approved by the Company and at its own expense.

Initiation of contacts with potential partners

Start contact with potential collaborators including arranging presentations and proposing frameworks for collaborations.

                                    Exhibit B

This Proprietary Information, Confidentiality and Non-Competition Agreement is attached as Exhibit B to that --------- certain Services Agreement by and between GammaCan Ltd. (the "Company") and PBD Ltd. ("Consultant") (the "Agreement").

All the capitalized terms herein shall have the meanings ascribed to them in the Agreement. For purposes hereof, the term "Company" shall mean and include Company any subsidiaries and affiliates of Company.

Consultant's obligations and representations and Company's rights under this Exhibit shall apply as of the time it first became engaged with Company, regardless of the date of execution of the Agreement.

Confidentiality; Proprietary Information

1. "Proprietary Information" means confidential and proprietary information concerning the business and financial activities of Company, including patents, patent applications, trademarks, copyrights and other intellectual property, and information relating to the same, technologies and products (actual or planned), know how, inventions, research and development activities, inventions, trade secrets and industrial secrets, and also confidential commercial information such as investments, investors, employees, customers, suppliers, marketing plans, etc., all the above - whether documentary, written, oral or computer generated. Proprietary Information shall also include information of the same nature which Company may obtain or receive from third parties.

2. Proprietary Information shall be deemed to include any and all proprietary information disclosed by or on behalf of Company and irrespective of form but excluding information that (i) was known to Consultant prior to Consultant's association with Company and can be so proven; (ii) is or shall become part of the public knowledge except as a result of the breach of the Agreement or this Exhibit by Consultant; (iii) reflects general skills and experience gained during Consultant's engagement by Company; or
      (iv) reflects information and data generally known in the industries or trades in which Company operates.

3. Consultant recognizes that Company received and will receive confidential or proprietary information from third parties, subject to a duty on Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. In connection with such duties, such information shall be deemed Proprietary Information hereunder, mutatis mutandis.

4. Consultant agrees that all Proprietary Information, and patents, trademarks, copyrights and other intellectual property and ownership rights in connection therewith shall be the sole property of Company its subsidiaries and their assigns. At all times, both during the term of Consultant's engagement with Company (the "Term") and after the termination of the engagement between the parties, Consultant will keep in confidence and trust all Proprietary Information, and Consultant will not use or disclose any Proprietary Information or anything relating to it without the written consent of Company or its subsidiaries, except as may be necessary in the ordinary course of performing Consultant's duties under the Agreement.

5. Upon termination of Consultant's engagement with Company, Consultant will promptly deliver to Company all documents and materials of any nature pertaining to Consultant's engagement with Company, and will not take with his any documents or materials or copies thereof containing any Proprietary Information.

6. Consultant's undertakings set forth in Section 1 through Section 6 of this Exhibit shall remain in full force and effect after termination of the Agreement or any renewal thereof.

Disclosure and Assignment of Inventions

7. "Inventions" means any and all inventions, improvements, designs, concepts, techniques, methods, systems, processes, know how, computer software programs, databases, mask works and trade secrets, whether or not patentable, copyrightable or protectible as trade secrets; "Company Inventions" means any Inventions that are made or conceived or first reduced to practice or created by Consultant, whether alone or jointly with others, during the period of Consultant's engagement with Company, and which are: (i) developed using equipment, supplies, facilities or Proprietary Information of Company, (ii) result from work performed by Consultant for Company, or (iii) related to the field of business of Company, or to current or anticipated research and development.

8. Consultant undertakes and covenants he will promptly disclose in confidence to Company all Inventions deemed as Company Inventions.

9. Consultant hereby irrevocably transfers and assigns to Company all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights in any Company Invention, and any and all moral rights that he may have in or with respect to any Company Invention.

10. Consultant agrees to assist Company, at Company's expense, in every proper way to obtain for Company and enforce patents, copyrights, mask work rights, and other legal protections for Company Inventions in any and all countries. Consultant will execute any documents that Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections. Such obligation shall continue beyond the termination of Consultant's engagement with Company. Consultant hereby irrevocably designates and appoints Company and its authorized officers and agents as Consultant's agent and attorney in fact, coupled with an interest to act for and on Consultant's behalf and in Consultant's stead to execute and file any document needed to apply for or prosecute any patent, copyright, trademark, trade secret, any applications regarding same or any other right or protection relating to any Proprietary Information (including Company Inventions), and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, trademarks, trade secrets or any other right or protection relating to any Proprietary Information (including Company Inventions), with the same legal force and effect as if executed by Consultant himself.

Non-Competition

11. Consultant agrees and undertakes that he will not, so long as the Agreement is in effect and for a period of twelve (12) months following termination of the Agreement, for any reason whatsoever, directly or indirectly, in any capacity whatsoever, engage in, become financially interested in, be employed by, or have any connection with any business or venture that is engaged in any activities competing with the activities of Company.

12. Consultant agrees and undertakes that during the Term and for a period of twelve (12) months following termination of his engagement for whatever reason, Consultant will not, directly or indirectly, including personally or in any business in which Consultant may be an officer, director or shareholder, solicit for employment any person who is employed by Company, or any person retained by Company as a consultant, advisor or the like who is subject to an undertaking towards Company to refrain from engagement in activities competing with the activities of Company, or was retained as an employee or a consultant, advisor or the like during the six months preceding termination of the Term.

Reasonableness of Protective Covenants

13. Insofar as the protective covenants set forth in this Exhibit are concerned, Consultant specifically acknowledges, stipulates and agrees as follows: (i) the protective covenants are reasonable and necessary to protect the goodwill, property and Proprietary Information of Company, and the operations and business of Company; and (ii) the time duration of the protective covenants is reasonable and necessary to protect the goodwill and the operations and business of Company, and does not impose a greater restrain than is necessary to protect the goodwill or other business interests of Company. Nevertheless, if any of the restrictions set forth in this Exhibit is found by a court having jurisdiction to be unreasonable or overly-broad as to geographic area, scope or time or to be otherwise unenforceable, the parties hereto intend for the restrictions set forth in this Exhibit to be reformed, modified and redefined by such court so as to be reasonable and enforceable and, as so modified by such court, to be fully enforced.

Remedies for Breach

14. Consultant acknowledges that the legal remedies for breach of the provisions of this Exhibit may be found inadequate and therefore agrees that, in addition to all of the remedies available to Company in the event of a breach or a threatened breach of any of such provisions, Company may also, in addition to any other remedies which may be available under applicable law, obtain temporary, preliminary and permanent injunctions against any and all such actions.

Intent of Parties

15. Consultant recognizes and agrees: (i) that this Exhibit is necessary and essential to protect the business of Company and to realize and derive all the benefits, rights and expectations of conducting Company's business;
      (ii) that the area and duration of the protective covenants contained herein are in all things reasonable; and (iii) that good and valuable consideration exists under the Agreement, for Consultant's agreement to be bound by the provisions of this Exhibit.

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